Exhibit 99.B(h)(6.2)

EXHIBIT H6.2

LETTER AGREEMENT

SSgA Core Edge Equity Fund

Transfer Agency and Service Agreement

August 30, 2007

Ms. Carol Gilmartin

Boston Financial Data Services, Inc.

2 Heritage Drive, 4th Floor

North Quincy, MA  02171

Dear Carol:

Pursuant to Section 17 of the Transfer Agency and Service Agreement between the SSgA Funds and Boston Financial Data Services, Inc. dated as of August 1, 2006, the SSgA Funds advise you that it is creating a new series to be named SSgA Core Edge Equity Fund (the “Fund”), and that the SSgA Funds desires Boston Financial Data Services, Inc. to serve as Transfer Agent with respect to the Fund pursuant to the terms and conditions of the Transfer Agency and Service Agreement.

Please indicate your acceptance of the foregoing by executing two copies of Schedule A and returning one to Carla Anderson, Russell Investments—Legal Services, 909 A Street, Tacoma, WA 98402. Please retain one original for your records.

Sincerely,

SSgA FUNDS

Carla L. Anderson
Assistant Secretary
Senior Paralegal—Russell Investments

cc: Scott Zoltowski, State Street Global Advisors

SCHEDULE A

Transfer Agency and Service Agreement

August 30, 2007

SSgA Aggressive Equity Fund

SSgA Aggressive Equity Fund Class R

SSgA Bond Market Fund

SSgA Bond Market Class R

SSgA Concentrated Growth Opportunities Fund

SSgA Core Opportunities Fund

SSgA Core Opportunities Fund Class R

SSgA Directional Core Equity Fund

SSgA Disciplined Equity Fund

SSgA Emerging Markets Fund

SSgA Emerging Markets Fund Select Class

SSgA Enhanced Small Cap

SSgA U.S. Government Money Market Fund

SSgA High Yield Bond Fund

SSgA IAM Shares Fund

SSgA Intermediate Fund

SSgA International Stock Selection Fund

SSgA International Stock Selection R

SSgA International Growth Opportunities Fund

SSgA Large Cap Value Fund

SSgA Money Market Fund

SSgA Prime Money Market Fund

SSgA S&P 500 Index Fund

SSgA Small Cap Fund

SSgA Small Cap Fund Class R

SSgA Tax Free Money Market Fund

SSgA Tuckerman Active REIT Fund

SSgA U.S. Treasury Money Market

SSgA Yield Plus Fund

Life Solutions Income And Growth

Life Solutions Balanced Fund

Life Solutions Growth Fund

Life Solutions Income & Growth Fund Class R

Life Solutions Balanced Fund Class R

Life Solutions Growth Fund Class R

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:
Mark E. Swanson	Carol Gilmartin
Treasurer	Vice President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A